SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report                                                 December 29, 2004
(Date of earliest event reported)                              December 24, 2004

                               QCR Holdings, Inc.
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             (Exact name of Registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

      0-22208                                           42-1397595
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(Commission File Number)                 (I.R.S. Employer Identification Number)


3551 Seventh Street, Suite 204, Moline, Illinois                        61265
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    (Address of principal executive offices)                          (Zip Code)

                                 (309) 736-3580
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              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     Written  communications  pursuant to Rule 425 under the  Securities Act (17
--   CFR 230.425)

     Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
--   240.14a-12)

     Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
--   Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
--   Exchange Act (17 CFR 240.13e-4(c))


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

Item 3.02   Unregistered Sales of Equity Securities

On December 24, 2004, QCR Holdings, Inc. (the "Company") closed its previously announced private placement for the sale of up to $5,000,000 of its common stock. The Company offered shares at a price of $19.50 per share to investors unaffiliated with the Company and $21.00 per share, the last reported sales price on Nasdaq on December 23, 2004, to those investors who are directors, officers or employees of the Company. Pursuant to the offering, the Company sold an aggregate of 250,506 shares of Common Stock for an aggregate price of $4,944,135. The Company conducted the private placement pursuant to Rule 506 of the Securities Act of 1933 (the "Securities Act") and the shares were not registered under the Securities Act. Net proceeds from the offering after payment of fees and expenses will be available for investment in a new bank subsidiary, Rockford Bank and Trust Company, Rockford, Illinois.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     QCR HOLDINGS, INC.


Dated:  December 29,  2004                           By:  /s/ Todd A. Gipple
                                                     ---------------------------
                                                     Todd A. Gipple
                                                     Executive Vice President
                                                     and Chief Financial Officer


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